Exhibit 99.1

GAIN Capital Stockholders Approve Merger with INTL FCStone

BEDMINSTER, N.J., June 5, 2020/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”), a global provider of online trading services, announced that at a special meeting of its stockholders held earlier today, the Company’s stockholders voted to approve the adoption of the previously announced Agreement and Plan of Merger, dated as of February 26, 2020 (the “Merger Agreement”), by and among the Company, INTL FCStone Inc., a Delaware corporation (“INTL”) and Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”), providing for the merger of Merger Sub with and into GAIN, with GAIN surviving the merger as a wholly owned subsidiary of INTL (the “merger”).

Approximately 83.2 percent of the Company’s shares issued and outstanding as of the close of business on April 23, 2020, the record date for the special meeting, were present in person or by proxy at the meeting. Holders of approximately 71.2 percent of the Company’s shares issued and outstanding as of the close of business on the record date voted in favor of the proposal to adopt the Merger Agreement, representing approximately 85.7 percent of votes cast (excluding abstentions). Also at the special meeting, the Company’s stockholders approved, by a non-binding, advisory basis, certain compensation that will or may be paid by GAIN to its named executive officers that is based on or otherwise relates to the merger.

The Company anticipates that the merger will be completed during the third quarter of 2020, subject to the satisfaction or waiver of the remaining customary conditions to closing, including among other things, receipt of other required regulatory approvals.

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About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities. GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Forward-Looking Statements

In addition to historical information, this communication contains "forward-looking" statements including, but not limited to, GAIN management's expectations for the future. All statements other than statements of historical or current fact included in this communication that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN's annual report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 16, 2020, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, the risk that our stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed Merger may not be satisfied in a timely manner, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN’s views as of the date of this communication. GAIN undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Investor Relations Contact: Jonathan Kay, GAIN Capital, InvestorRelations@GAINCapital.com